EXHIBIT 17.1

January 8, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

I have read the statements made by Document Security Systems, Inc. (copy attached), which I understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K Report dated January 6, 2004. I agree with the statements concerning my Firm in such Form 8-K.

Very truly yours,

/S/ MICHAEL F. CRONIN
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Michael F. Cronin, CPA